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                                                                     Exhibit 3.7

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           EVERGREEN AIR CENTER, INC.

                               ARTICLE I. OFFICES

          The principal office of the corporation in the state of Oregon shall be located in the city of McMinnville, county of Yamhill. The corporation may have such other offices, either within or without the state of Oregon, as the board of directors may designate or as the business of the corporation may require from time to time.

          The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the state of Oregon may be, but need not be, identical with the principal office in the state of Oregon, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II. SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Wednesday in March in each year, at the hour of 4:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the annual meeting shall not be held at said time, the president or the board of directors shall call the annual meeting at a time fixed by them, not more than 60 days after said time, by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at said time or during the 60-day period thereafter, the annual meeting may be called by the holders of one tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than

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15 days after the expiration of such 60-day period, which notice shall fix the time of the meeting at the earliest date permissible under these bylaws.

          Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one fifth of all the outstanding shares of the corporation entitled to vote at the meeting.

          Section 3. Place of Meeting. The board of directors shall determine the place of meeting for all annual and special meetings of the shareholders. In the absence of any such determination, all meetings of shareholders shall be held at the principal office of the corporation in the state of Oregon.

          Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

          Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are

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represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

          Section 8. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

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          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the corporation or held for its benefit by another corporation in a fiduciary capacity or held by a corporation in which the corporation holds a majority of the voting shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          Section 9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

          Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

          Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be no less than two nor more than ten. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, unless sooner removed from office as hereinafter

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provided. Directors need not be residents of the state of Oregon or shareholders of the corporation.

          Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the state of Oregon, for the holding of additional regular meetings without other notice than such resolution.

          Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Oregon, as the place for holding any special meeting of the board of directors called by them.

          Section 5. Notice. Notice of any special meeting shall be given at least 12 hours previously thereto by written notice delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered 36 hours after it is deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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          Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

          Section 8. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

          Section 9. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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          Section 10. Removal of Directors. All or any number of the directors may be removed with or without cause at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 11. Informal Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which maybe taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof.

                              ARTICLE IV. OFFICERS

          Section 1. Number. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

          Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor

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shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

          Section 5. Chairman of the Board. The chairman of the board shall have, under the direction of the board of directors, general direction of its business, policies and affairs. He shall preside, when present, at all meetings of the board of directors. He and the president shall each have general power to sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or by statute to some other officer or agent of the corporation; and in general he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

          Section 6. President. The president shall have, subject to the control of the board of directors, general management of its business, property and affairs. He may sign, with the secretary or any other proper officer of the corporation thereunto

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authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

          Section 7. Vice Presidents. In the absence of the president, or in the event of his death, inability or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

          Section 8. Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished

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to the secretary by such shareholder; (e) sign with the chairman of the board, the president, or a vice president, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

          Section 9. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

          Section 10. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant

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treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chairman of the board, the president or the board of directors.

          Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

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                       ARTICLE VI. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

          Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or facsimile signatures of said officers shall be affixed to such certificates if the certificates are countersigned by a transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

          Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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                         ARTICLE VII. INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

          Each director and officer of the corporation now or hereafter in office and his heirs, executors and administrators, and each director and officer of the corporation and his heirs, executors and administrators who now acts, or shall hereafter act at the request of the corporation as director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against all costs, expenses and amounts or liability therefor, including counsel fees, reasonably incurred by or imposed upon him in connection with or resulting from any action, suit, proceeding or claim to which he may be made a party, or in which he may be or become involved by reason of his acts of omission or commission, or alleged acts or omissions as such director or officer, or, subject to the provisions hereof, any settlement thereof, whether or not he continues to be such director or officer at the time of incurring such costs, expenses or amounts, and whether or not the action or omission to act on the part of such director or officer, which is the basis of such suit, action, proceeding or claim, occurred before or after the adoption of this bylaw, provided that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been individually guilty of willful misfeasance or malfeasance in the performance of his duty as such director or officer, and provided, further, that the indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim, when, in the judgment of the board of directors of the corporation, such settlement and reimbursement appear to be for the best

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interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may be entitled under any provision of the corporation's articles of incorporation, agreement, statute, vote of shareholders or otherwise. This Article VII does not limit the powers of the corporation under ORS 57.255 and 57.260.

                               ARTICLE VIII. SEAL

          The seal, the impression of which appears in the margin opposite this article, is hereby adopted as the official seal of this corporation.

                         ARTICLE IX. EXECUTIVE COMMITTEE

          Section 1. Appointment. The board of directors by resolution adopted by a majority of the full board may appoint an executive committee to consist of a chairman and one or more other directors. The chairman of the committee shall be a director and shall be selected by the board of directors from the members of the executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

          Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the

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shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation.

          Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee and is elected.

          Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than two days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and, if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to each member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

          Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

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          Section 6. Action Without a Meeting. Any action that may be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all the members of the executive committee.

          Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

          Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 9. Procedure. The chairman of the executive committee shall be the presiding officer and the executive committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                              ARTICLE X. AMENDMENTS

          These bylaws or any portion hereof may be amended by the board of directors.